                        SECURITIES EXCHANGE AND COMMISSION

                             WASHINGTON, D. C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 14, 2000

                                   SBE, INC.
              (Exact name of registrant as specified in its charter)

                                   DELAWARE
                 (State or other jurisdiction of incorporation)

                0-8419                                94-1517641
        (Commission File No.)         (I.R.S. Employer Identification No.)

                            4550 NORRIS CANYON ROAD
                            SAN RAMON, CA 94583-1369
           (Address of principal executive offices and zip code)

        Registrant's telephone number, including area code: (925) 355-2000

ITEM 5. OTHER EVENTS.

                           A. LAN MEDIA CORPORATION

    On July 14, 2000, the registrant, SBE, Inc. (the "Company"), acquired the outstanding capital stock of LAN Media Corporation, a California corporation ("LMC"), pursuant to that certain Agreement and Plan of Merger (the "Agreement"), dated as of July 14, 2000, by and among: the Company; Telecom Acquisition Sub, Inc., a wholly-owned subsidiary of the Company; LMC; and the shareholders of LMC (the "Acquisition"). A copy of the Agreement is attached as Exhibit 5.1. LMC became a wholly-owned subsidiary of the Company as a result of the merger of LMC with and into the Company's wholly-owned subsidiary. As consideration for the Acquisition, the Company issued 316,101 shares of its common stock (the "Shares") to the shareholders of LMC in exchange for such shareholders' shares of LMC common stock. In addition, the Company assumed the outstanding options of LMC held by LMC's option holders. The Company has agreed to file a registration statement under the Securities Act of 1933 on Form S-3 with respect to the Shares and on Form S-8 with respect to the options assumed by the Company. The transfer or resale of the Shares will be restricted for a period of one year commencing on July 14, 2000, with 25% of the Shares being released from this restriction on a quarterly basis.

    On July 14, 2000, in connection with the Acquisition, the Company also entered into a Registration Rights Agreement with the shareholders of LMC, an Escrow Agreement with Ronald C. Crane as agent for the shareholders of LMC and State Street Bank and Trust Company of California, N.A. as escrow agent, and an Employment Agreement with Ronald C. Crane. Copies of these Agreements are attached as Exhibits 5.2, 5.3 and 5.4, respectively.

ITEM 7. Financial Statements and Exhibits

        The following financial statements and exhibits are filed as part of this report

(a) Financial Statements of SBE, Inc.

    Included herein are the balance sheets of LAN MEDIA CORPORATION as of December 31, 1999 and 1998 and the related statements of operations, of shareholders' equity and of cash flows for each of the years then ended.

LAN MEDIA CORPORATION
FINANCIAL STATEMENTS
DECEMBER 31, 1999 AND 1998

                            REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders
LAN Media Corporation


In our opinion, the accompanying balance sheets and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of LAN Media Corporation at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1, the Company has incurred operating losses, has an accumulated deficit through December 31, 1999 and will require additional financing. As discussed in Note 9, effective July 14, 2000, SBE, Inc. acquired all of the outstanding shares of the Company, from which point the Company began operating as a wholly owned subsidiary of SBE, Inc.




/s/ PricewaterhouseCoopers LLP

San Jose, California
September 25, 2000

LAN MEDIA CORPORATION
BALANCE SHEETS
--------------------------------------------------------------------------------


                                                                                           DECEMBER 31,
                                                                                      1999              1998
ASSETS
Current assets:
    Cash and cash equivalents                                                          $  78,588         $ 220,061
    Accounts receivable                                                                  382,831           239,637
    Inventories                                                                          353,903           142,223
    Prepaid expenses and other current assets                                             11,149            17,856
                                                                                 ----------------  ----------------
        Total current assets                                                             826,471           619,777

Property and equipment, net                                                               69,904            62,761
Other assets                                                                              11,655            11,655
                                                                                 ----------------  ----------------

        Total assets                                                                   $ 908,030         $ 694,193
                                                                                 ----------------  ----------------
                                                                                 ----------------  ----------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                                   $ 185,523         $ 121,631
    Accrued liabilities                                                                  226,335            69,101
    Notes payable to shareholders                                                        425,000           150,000
                                                                                 ----------------  ----------------
        Total current liabilities                                                        836,858           340,732

Commitments (Note 5)

Shareholders' equity:
    Convertible Preferred Stock-Series A:  no par value;
      1,844,357 shares authorized; 1,844,357
      shares issued and outstanding in 1999 and 1998
      (Liquidation preference: $1,229,264)                                             1,229,264         1,229,264
    Convertible Preferred Stock-Series B:  no par value;
      250,000 shares authorized; 200,000 shares issued
      and outstanding in 1999
      (Liquidation preference: $200,000)                                                 200,000                 -
    Common Stock and additional paid-in capital:  no par value;
      10,000,000 shares authorized; 1,120,448 and 1,104,972 shares
      issued and outstanding in 1999 and 1998                                            248,601            42,982
    Accumulated deficit                                                               (1,446,443)         (912,285)
    Deferred stock-based compensation                                                   (160,250)           (6,500)
                                                                                 ----------------  ----------------
        Total shareholders' equity                                                        71,172           353,461
                                                                                 ----------------  ----------------

           Total liabilities and shareholders' equity                                  $ 908,030         $ 694,193
                                                                                 ----------------  ----------------
                                                                                 ----------------  ----------------


   The accompanying notes are an integral part of these financial statements.

LAN MEDIA CORPORATION
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------


                                                              YEARS ENDED DECEMBER 31,
                                                               1999               1998
Net sales                                                     $ 1,687,859        $ 2,192,779
Cost of sales                                                     837,438          1,496,730
                                                         -----------------  -----------------

Gross profit                                                      850,421            696,049
                                                         -----------------  -----------------

Operating expenses:
    Product research and development                              515,874            260,748
    Sales and marketing                                           577,356            398,578
    General and administrative                                    284,451            247,769
                                                         -----------------  -----------------
        Total operating expenses                                1,377,681            907,095
                                                         -----------------  -----------------

Operating loss                                                   (527,260)          (211,046)

Interest and other income, net                                     (6,098)            11,389
                                                         -----------------  -----------------

Loss before income taxes                                         (533,358)          (199,657)
Provision for income taxes                                           (800)            (1,182)
                                                         -----------------  -----------------

Net loss                                                       $ (534,158)        $ (200,839)
                                                         -----------------  -----------------
                                                         -----------------  -----------------



   The accompanying notes are an integral part of these financial statements.

LAN MEDIA CORPORATION
STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


                                                                                         COMMON STOCK
                                                      CONVERTIBLE                       AND ADDITIONAL
                                                    PREFERRED STOCK                     PAID IN CAPITAL                ACCUMULATED
                                               SHARES            AMOUNT            SHARES             AMOUNT           DEFICIT
Balance at December 31, 1997                             -           $     -         1,104,972         $  26,482        $ (711,446)

Issuance of Series A Convertible
    Preferred Stock on conversion of
    notes payable to preferred
    stock                                        1,844,357         1,229,264                 -                 -                 -
Deferred stock-based compensation                        -                 -                 -            16,500                 -
Stock compensation expense                               -                 -                 -                 -                 -
Net loss                                                 -                 -                 -                 -          (200,839)
                                           ----------------  ----------------  ----------------   ---------------   ---------------

Balance at December 31, 1998                     1,844,357         1,229,264         1,104,972            42,982          (912,285)

Issuance of Series B Convertible
    Preferred Stock                                200,000           200,000                 -                 -                 -
Exercise of Common Stock options                         -                 -            15,476               619                 -
Deferred stock-based compensation                        -                 -                 -           205,000                 -
Stock compensation expense                               -                 -                 -                 -                 -
Net loss                                                 -                 -                 -                 -          (534,158)
                                           ----------------  ----------------  ----------------   ---------------   ---------------

Balance at December 31, 1999                     2,044,357        $1,429,264         1,120,448         $ 248,601      $ (1,446,443)
                                           ----------------  ----------------  ----------------   ---------------   ---------------
                                           ----------------  ----------------  ----------------   ---------------   ---------------



                                               DEFERRED             TOTAL
                                             STOCK-BASED        SHAREHOLDERS'
                                              COMPENSATION         EQUITY

Balance at December 31, 1997                       $     -          $  (684,964)

Issuance of Series A Convertible
    Preferred Stock on conversion of
    notes payable to preferred
    stock                                                -            1,229,264
Deferred stock-based compensation                  (16,500)                   -
Stock compensation expense                          10,000               10,000
Net loss                                                 -             (200,839)
                                            ---------------   ------------------

Balance at December 31, 1998                        (6,500)             353,461

Issuance of Series B Convertible
    Preferred Stock                                      -              200,000
Exercise of Common Stock options                         -                  619
Deferred stock-based compensation                 (205,000)                   -
Stock compensation expense                          51,250               51,250
Net loss                                                 -             (534,158)
                                            ---------------   ------------------

Balance at December 31, 1999                    $ (160,250)          $   71,172
                                            ---------------   ------------------
                                            ---------------   ------------------




   The accompanying notes are an integral part of these financial statements.

LAN MEDIA CORPORATION
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------


                                                                                      YEARS ENDED DECEMBER 31,
                                                                                     1999                1998
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                    $  (534,158)        $  (200,839)
    Adjustments to reconcile net loss to net cash
      used in operating activities:
        Depreciation and amortization                                                41,615              40,527
        Stock compensation expense                                                   51,250              10,000
        Changes in operating assets and liabilities:
           Accounts receivable                                                     (143,194)             40,814
           Inventories                                                             (211,680)           (113,268)
           Prepaid expenses and other current assets                                  6,706             (12,106)
           Accounts payable                                                          63,892             (71,795)
           Accrued liabilities                                                      157,236             (18,524)
                                                                         -------------------  ------------------
             Net cash used in operating activities                                 (568,333)           (325,191)
                                                                         -------------------  ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                                              (48,759)            (16,185)
                                                                         -------------------  ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of Series B Convertible
      Preferred Stock                                                                50,000                   -
    Proceeds from exercise of stock options                                             619                   -
    Proceeds from notes payable to shareholders                                     425,000             150,000
                                                                         -------------------  ------------------
             Net cash provided by financing activities                              475,619             150,000
                                                                         -------------------  ------------------

Net decrease in cash and cash equivalents                                          (141,473)           (191,376)

Cash and cash equivalents at beginning of year                                      220,061             411,437
                                                                         -------------------  ------------------

Cash and cash equivalents at end of year                                         $   78,588          $  220,061
                                                                         -------------------  ------------------
                                                                         -------------------  ------------------
SUPPLEMENTAL CASH FLOW DISCLOSURES:
    Cash paid for income taxes                                                     $    800          $    1,182
                                                                         -------------------  ------------------
                                                                         -------------------  ------------------
SUPPLEMENTAL NON-CASH FINANCING ACTIVITIES:
    Conversion of notes payable to preferred stock                               $  150,000        $  1,229,264
                                                                         -------------------  ------------------
                                                                         -------------------  ------------------


   The accompanying notes are an integral part of these financial statements.

LAN MEDIA CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------


1.     THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       THE COMPANY
       LAN Media Corporation, a California corporation (the "Company"), was incorporated in California on March 6, 1992. The Company designs, manufactures, and sells a broad range of high performance, PCI-based WAN adapters to meet a variety of network connectivity requirements.

       The Company has incurred net losses and negative cash flows from operations during the years ended December 31, 1999 and 1998, and has accumulated a net deficit of $1,446,443 at December 31, 1999. Additional financing will be required to sustain the current level of operations.

       Subsequent to December 31, 1999, the Company was acquired by SBE, Inc., a public company, as detailed in Note 9.

       USE OF ESTIMATES
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Such estimates include reserves for doubtful accounts, inventory valuation, deferred tax asset valuation and the value of the Company's stock. Actual results could differ from those estimates.

       REVENUE RECOGNITION
       Revenue from product sales is generally recognized at the time the product is shipped.

       CASH AND CASH EQUIVALENTS
       The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Substantially all of its cash and cash equivalents are held in one large financial institution.

       CONCENTRATION OF CREDIT RISK
       Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents and accounts receivable. The Company's accounts receivable are derived from revenue earned from customers located principally in the U.S. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable.

       The following table summarizes the revenues from customers in excess of 10% of the total revenues:


                                          YEARS ENDED DECEMBER 31,
COMPANY                                   1999                1998
(A) Sun Microsystems                       -                   11%
(B) Xedia Corporation (Lucent)            68%                  69%


       At December 31, 1999, Company B accounted for 68% of total accounts receivable. At December 31, 1998, Company A and B accounted for 11% and 69% of total accounts receivable, respectively.

       Substantially all of the Company's manufacturing process is subcontracted to other companies. One company accounted for 40% of purchases for the year ended December 31, 1999. Two companies accounted for 69% of purchases for the year ended December 31, 1998. Three vendors accounted for 64% of total accounts payable at December 31, 1999. At December 31, 1998, three vendors accounted for 84% of total accounts payable.

       INVENTORIES
       Inventories are stated at the lower of cost or market, cost being determined using the average cost method. The Company's products are concentrated in an industry which is highly competitive and subject to rapid technological changes. These factors could affect operating results adversely. The Company's inventories include high-technology parts and components that may be specialized in nature or subject to rapid technological obsolescence. While the Company has programs to minimize the required inventories on hand and considers technological obsolescence in estimating required reserves to reduce recorded amounts to market values, such estimates could change in the future and have a material adverse impact on the Company's financial position and results of operations.

       FAIR VALUE OF FINANCIAL INSTRUMENTS
       The Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and notes payable are carried at cost, which approximates their fair value because of the short term maturity of these instruments.

       PROPERTY AND EQUIPMENT
       Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three to seven years. Leasehold improvements are amortized over the shorter of the term of the lease or the life of the assets.

       LONG-LIVED ASSETS
       The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. No material impairments have been experienced to date.

       RESEARCH AND DEVELOPMENT EXPENSES
       Research and development costs are charged to operations as incurred.

       STOCK-BASED COMPENSATION
       The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Under APB 25, compensation expense is based on the difference, if any, on the date of the grant between the fair value of the Company's stock and the exercise price of the option.

       The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force No. 96-18, "Accounting for Equity Instruments That Are Issued to Other than Employees for Acquiring, or In Conjunction with Selling, Goods or Services" which require that such equity instruments are recorded at their fair value on the measurement date, which is typically the date of grant.

       RECENT ACCOUNTING PRONOUNCEMENTS
       In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that all derivatives be recognized as either assets or liabilities in the balance sheet and measure those instruments at fair value. SFAS 133 is effective for the fiscal year beginning after June 15, 2000. Currently, the Company does not hold derivative instruments or engage in hedging activities.

       In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. In March 2000 the SEC issued SAB No. 101A to defer for one quarter, and in June 2000 issued SAB 101B to defer for an additional two quarters, the effective implementation SAB 101, with earlier application encouraged. The Company is required to adopt SAB 101 in the fourth quarter of fiscal 2000. The Company does not expect the adoption of SAB 101 to have a material effect on its financial position or results of operations.

       In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, or FIN 44, "Accounting for Certain Transactions involving Stock Compensation - an interpretation of APB Opinion No. 25," which clarifies the application of Accounting Principles Board Opinion No. 25, Stock Issued to Employees, for certain stock-based compensation issues. Among other issues, this Interpretation clarifies (a) the definition of employee for purposes of applying Opinion No. 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occur after either December 15, 1998, or January 12, 2000. The Company does not expect the adoption of FIN 44 to have a material effect on its financial position or results of operations.

       INCOME TAXES
       Income taxes are accounted for using an asset and liability approach. Deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. In addition, deferred tax assets are recorded for the future benefit of utilizing net operating loss. A valuation allowance is provided against deferred tax assets unless it is more likely than not that they will be realized, either through the generation of future taxable income or through carryback potential.

       COMPREHENSIVE INCOME
       Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Through December 31, 1999, the Company has not had any transactions that were required to be reported in other comprehensive income.


2.     BALANCE SHEET COMPONENTS


                                                                                    DECEMBER 31,
                                                                               1999              1998
INVENTORIES:
    Finished goods                                                              $  80,246         $  41,260
    Raw materials                                                                 273,657           100,963
                                                                          ----------------  ----------------
                                                                                $ 353,903         $ 142,223
                                                                          ----------------  ----------------
                                                                          ----------------  ----------------
PROPERTY AND EQUIPMENT, NET:
    Computer equipment                                                          $ 115,496         $  87,232
    Software                                                                       31,804            31,804
    Furniture and fixtures                                                         29,332             8,837
    Leasehold improvements                                                         33,562            33,562
                                                                          ----------------  ----------------
                                                                                  210,194           161,435
    Less:  Accumulated depreciation and amortization                             (140,290)          (98,674)
                                                                          ----------------  ----------------
                                                                                $  69,904         $  62,761
                                                                          ----------------  ----------------
                                                                          ----------------  ----------------
ACCRUED LIABILITIES:
    Payroll and related expenses                                                $ 182,827          $  6,385
    Other                                                                          43,508            62,716
                                                                          ----------------  ----------------
                                                                                $ 226,335         $  69,101
                                                                          ----------------  ----------------
                                                                          ----------------  ----------------


3.     INCOME TAXES

       The provision for income taxes consists of the following:


                                                                              YEARS ENDED DECEMBER 31,
                                                                               1999              1998
CURRENT:
    U.S. federal                                                                  $     -           $     -
    State and local                                                                   800             1,182
                                                                          ----------------  ----------------

                                                                                  $   800          $  1,182
                                                                          ----------------  ----------------
                                                                          ----------------  ----------------


       Deferred tax assets consist of the following:


                                                                                    DECEMBER 31,
                                                                               1999              1998
DEFERRED TAX ASSETS:
    Net operating loss carryforwards                                            $ 102,524         $  36,753
    Accruals and reserves                                                          67,740             4,150
                                                                          ----------------  ----------------
                                                                                  170,264            40,903
Valuation allowance                                                              (170,264)          (40,903)
                                                                          ----------------  ----------------

                                                                                  $     -           $     -
                                                                          ----------------  ----------------
                                                                          ----------------  ----------------


       Management believes that, based on a number of factors, it is more likely than not that the deferred tax assets will not be utilized, such that a full valuation allowance has been recorded.

       At December 31, 1999, the Company had approximately $256,310 of federal and $127,355 of state net operating loss carryforwards available to offset future taxable income, if any. These carryforward amounts expire in varying amounts beginning in 2012. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.


4.     NOTES PAYABLE

       Notes payable consists of amounts payable to shareholders of the Company. Principal and interest, at the annual rate of 5%, are payable upon demand of the holder of each note. Interest accrued to December 31, 1999 amounted to approximately $6,200.

5.     COMMITMENTS

       The Company leases office space under noncancelable operating lease agreements with expiration dates through June 1, 2003. Rent expense for the years ended December 31, 1999 and 1998 was approximately $90,000 and $77,000, respectively. The terms of the facility lease provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period, and has accrued for rent expense incurred but not paid.

       Future minimum lease payments under noncancelable operating leases, including lease commitments entered into subsequent to December 31, 1999, are as follows:


YEAR ENDED
DECEMBER 31,
2000                                $ 131,111
2001                                  179,912
2002                                  188,655
2003                                   80,125
                              ----------------

                                    $ 579,803
                              ----------------
                              ----------------


6.     CONVERTIBLE PREFERRED STOCK

       Convertible Preferred Stock at December 31, 1999 consists of the following:


                                                      SHARES
SERIES                                     AUTHORIZED        OUTSTANDING
    A                                          1,844,357         1,844,357
    B                                            250,000           200,000
                                         ----------------  ----------------

                                               2,094,357         2,044,357
                                         ----------------  ----------------
                                         ----------------  ----------------


The holders of Preferred Stock have various rights and preferences as follows:

       VOTING
       Each share of Series A and B Convertible Preferred Stock has voting rights equal to an equivalent number of shares of Common Stock into which it is convertible and votes together as one class with the Common Stock.

       As long as at least 500,000 shares of Convertible Preferred Stock remain outstanding, the Company must obtain approval from a majority of the holders of Convertible Preferred Stock in order to alter the Articles of Incorporation as related to Convertible Preferred Stock, change the authorized number of shares of Convertible Preferred Stock, repurchase any shares of Common Stock other than shares subject to the right of repurchase by the Company, change the authorized number of Directors, authorize a dividend for any class or series other than Convertible Preferred Stock, create a new class of stock or effect a merger, consolidation or sale of assets where the existing shareholders retain less than 50% of the voting stock of the surviving entity.

       DIVIDENDS
       Holders of Series A and B Convertible Preferred Stock are entitled to receive noncumulative dividends at the per annum rate of $0.06 and $0.10 per share, respectively, when and if declared by the Board of Directors. The holders of Series A and B Convertible Preferred Stock will also be entitled to participate in dividends on Common Stock, when and if declared by the Board of Directors, based on the number of shares of Common Stock held on an as-if converted basis. No dividends on Convertible Preferred Stock or Common Stock have been declared by the Board from inception through December 31, 1999.

       LIQUIDATION
       In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series A and B Convertible Preferred Stock are entitled to receive an amount of $0.667 and $1.00 per share, respectively, plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of Common Stock. Should the Company's legally available assets be insufficient to satisfy the liquidation preferences, the funds shall be distributed ratably among the holders of Series B Convertible Preferred Stock. After payment to the holders of Series B Convertible Preferred Stock, the holders of Series A Convertible Preferred Stock shall be entitled to receive ratably their share of liquidation value.

       CONVERSION
       Each share of Series A and B Convertible Preferred Stock is convertible, at the option of the holder, according to a conversion ratio, subject to adjustment for dilution. Each share of Series A and B Convertible Preferred Stock automatically converts into the number of shares of Common Stock into which such shares are convertible at the then effective conversion ratio upon: (1) the closing of a public offering of Common Stock at a per share price of at least $5.00 per share with gross proceeds of at least $20,000,000, (2) a merger, sale of substantially all of the assets or other transactions which result in a change in control or (3) the consent of the holders of the majority of Convertible Preferred Stock.

       At December 31, 1999 and 1998, the Company reserved 2,094,357 and 1,844,357 shares of Common Stock for the conversion of Series A and B Convertible Preferred Stock, respectively.


7.     COMMON STOCK

       The Company's Articles of Incorporation, as amended, authorize the Company to issue 10,000,000 shares of no par value Common Stock.


8.     STOCK OPTION PLAN

       In January 1998, the Company adopted the 1998 Stock Option Plan (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options ("ISO") may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options ("NSO") may be granted to Company employees and consultants. The Company has reserved 3,000,000 shares of Common Stock for issuance under the Plan.

       The Company has the right of repurchase, at the exercise price, for any or all of unvested shares issued under the Plan. Such shares repurchased shall be added back to the number of shares of Common Stock reserved for issuance under the Plan.

       Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively. The option shares shall initially be unvested and subject to repurchase by the Corporation at the exercise price paid for shares. Options generally vest at 1/42 of option shares upon completion of seven months of service and balance in 41 equal monthly installments.

       The Company accounts for stock options granted to employees in accordance with APB 25. Accordingly, the Company recorded $90,000 of deferred stock compensation for the excess of the deemed fair market value over the exercise price at the date of grant related to certain options granted in 1999. The compensation expense is being recognized over the option vesting period of four years.

       A summary of all option activity under the Plan is as follows:


                                                          1999                           1998
                                                 SHARES          PRICE           SHARES          PRICE
Options outstanding at January 1                  2,173,671         $  0.05       1,623,671        $  0.05
    Options granted                                 220,000            0.10         550,000           0.04
    Options exercised                               (15,476)           0.04               -              -
    Options canceled                                (92,143)           0.08               -              -
                                              --------------                 ---------------

Outstanding at December 31                        2,286,052         $  0.05       2,173,671        $  0.05
                                              --------------                 ---------------
                                              --------------                 ---------------



                                    OPTIONS OUTSTANDING                        OPTIONS EXERCISABLE AT
                                   AT DECEMBER 31, 1999                           DECEMBER 31, 1999
                    ----------------------------------------------------  ----------------------------------
                                         WEIGHTED
                                         AVERAGE           WEIGHTED                            WEIGHTED
    RANGE OF                            REMAINING           AVERAGE                             AVERAGE
    EXERCISE            NUMBER         CONTRACTUAL         EXERCISE           NUMBER           EXERCISE
     PRICE           OUTSTANDING       LIFE (YEARS)          PRICE          OUTSTANDING          PRICE
        $   0.04         1,823,671         6.30            $   0.04         1,705,457          $   0.04
            0.10           462,381         8.28                0.10           169,048              0.10
                    ---------------                                       ----------------

                         2,286,052         6.70            $   0.05         1,874,505          $   0.04
                    ---------------                                       ----------------
                    ---------------                                       ----------------


       FAIR VALUE DISCLOSURES
       The Company calculated the fair value of each option grant on the date of grant using the following assumptions:


                                                                      DECEMBER 31,
                                                                 1999              1998
       Dividend yield                                             0%                0%
       Expected volatility                                        92%               92%
       Risk free rate of return                                  5.5%              5.5%
       Expected life                                               4                 2


       Using these assumptions, the Company determined that the fair value of options granted in 1999 and 1998 was $0.66 and $0.08, respectively. Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for the awards under a method prescribed by SFAS 123, the Company's net loss would have been increased to the pro forma amounts indicated below:


                                                           YEARS ENDED DECEMBER 31,
                                                           1999                1998
       Net loss:
           As reported                                     $ (534,158)         $ (200,839)
                                                     -----------------   -----------------
                                                     -----------------   -----------------
           Pro forma                                       $ (543,065)         $ (204,414)
                                                     -----------------   -----------------
                                                     -----------------   -----------------


       During fiscal years ended 1999 and 1998, the Company granted options to purchase 20,000 shares and 300,000 shares of Common Stock to consultants in conjunction with services performed. The Company calculated the fair value of the options on date of grant and recorded deferred compensation expense of $115,000 and $16,500, respectively, in the financial statements.


9.     SUBSEQUENT EVENTS

       On July 14, 2000, SBE, Inc. ("SBE") acquired all of the outstanding shares of the Company in exchange for 316,101 shares of SBE common stock. SBE also assumed all outstanding options to purchase Common Stock of the Company. All of the Company's outstanding options at the time of the acquisition were converted to options to purchase shares of SBE and are exercisable for up to 108,957 shares of SBE Common Stock. All of the outstanding Convertible Preferred Stock at the time of acquisition were converted to Common Stock on a one-to-one exchange. For financial reporting purposes, it is intended that the SBE acquisition of the Company be accounted for as a "pooling of interests."

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                 Introduction to Pro forma Financial Information


On July 14, 2000, SBE, Inc. ("SBE" or the "Company") acquired LAN Media Corporation ("LMC"), a privately held wide area networking adapter company headquartered in Sunnyvale, California. In connection with the acquisition, SBE issued approximately 316,000 shares of its common stock for all LMC's outstanding common stock. SBE also assumed all outstanding options to acquire LMC common stock. The acquisition was accounted for under Accounting Principles Board Opinion No. 16 and the following unaudited pro forma condensed combined statements of operations have been prepared to give effect to the merger, using the pooling of interests method of accounting.

The unaudited pro forma condensed combined statements of operations have been presented for illustrative purposes only and are not necessarily indicative of the results of operations that would have actually been reported had the merger occurred at the beginning of the periods presented, nor is it necessarily indicative of future results of operations. These unaudited pro forma condensed combined statements of operations, including the notes thereto are qualified in their entirety by reference to and should be read in conjunction with, the respective historical consolidated financial statements and notes thereto of SBE incorporated by reference in this Form 8-K and the historical financial statements and notes thereto of LMC included herein. The unaudited pro forma information neither includes nor assumes any benefits from cost or operational savings resulting from the merger.

The unaudited pro forma condensed combined statements of operations for all periods presented give effect to the merger as if it had occurred on November 1, 1996. The fiscal years of SBE and LMC are different. For the purpose of the unaudited pro forma condensed combined statements of operations, LMC's statements of operations for the twelve month periods ended October 31, 1999, 1998 and 1997 have been combined with SBE's consolidated statements of operations for its fiscal years ended October 31, 1999, 1998 and 1997, respectively.

SBE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED OCTOBER 31, 1999
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
--------------------------------------------------------------------------------


                                                                                     PRO FORMA
                                                      SBE               LMC          ADJUSTMENTS       PRO FORMA
Net sales                                         $  18,022          $  1,832            $     -         $  19,854
Cost of sales                                         6,688               934                  -             7,622
                                             ---------------   ---------------   ----------------  ----------------

        Gross profit                                 11,334               898                  -            12,232

Product research and development                      4,634               533                  -             5,167
Sales and marketing                                   3,950               555                  -             4,505
General and administrative                            2,820               217                  -             3,037
                                             ---------------   ---------------   ----------------  ----------------

        Total operating expenses                     11,404             1,305                  -            12,709
                                             ---------------   ---------------   ----------------  ----------------

Operating loss                                          (70)             (407)                 -              (477)
Interest and other income, net                          223                 3                  -               226
                                             ---------------   ---------------   ----------------  ----------------

Income (loss) before income taxes                       153              (404)                 -              (251)
Provision for income taxes                              (2)               (1)                  -               (3)
                                             ---------------   ---------------   ----------------  ----------------

Net income (loss)                                   $   151          $   (405)           $     -          $   (254)
                                             ---------------   ---------------   ----------------  ----------------
                                             ---------------   ---------------   ----------------  ----------------
Basic earnings (loss) per share                    $   0.05                                               $  (0.08)
                                             ---------------                                       ----------------
                                             ---------------                                       ----------------
Diluted earnings (loss) per share                  $   0.05                                               $  (0.08)
                                             ---------------                                       ----------------
                                             ---------------                                       ----------------
Basic - shares used in per share
    computations                                  2,849,349                              316,000         3,165,349
                                             ---------------                     ----------------  ----------------
                                             ---------------                     ----------------  ----------------
Diluted - shares used in per share
    computations                                  2,908,613                              316,000         3,224,613
                                             ---------------                     ----------------  ----------------
                                             ---------------                     ----------------  ----------------



    The accompanying notes are an integral part of this unaudited pro forma financial statement.

SBE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED OCTOBER 31, 1998
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
-------------------------------------------------------------------------------


                                                                                    PRO FORMA
                                                  SBE               LMC             ADJUSTMENTS       PRO FORMA
Net sales                                         $  18,985          $  2,139            $     -         $  21,124
Cost of sales                                         7,518             1,467                  -             8,985
                                             ---------------   ---------------   ----------------  ----------------

        Gross profit                                 11,467               672                  -            12,139

Product research and development                      3,592               257                  -             3,849
Sales and marketing                                   4,295               392                  -             4,687
General and administrative                            3,268               218                  -             3,486
                                             ---------------   ---------------   ----------------  ----------------

        Total operating expenses                     11,155               867                  -            12,022
                                             ---------------   ---------------   ----------------  ----------------

Operating income (loss)                                 312              (195)                 -               117
Interest and other income, net                          100                14                  -               114
                                             ---------------   ---------------   ----------------  ----------------

Income (loss) before income taxes                       412              (181)                 -               231
Provision for income taxes                              (32)                -                  -               (32)
                                             ---------------   ---------------   ----------------  ----------------

Net income (loss)                                 $     380          $   (181)           $     -         $     199
                                             ---------------   ---------------   ----------------  ----------------
                                             ---------------   ---------------   ----------------  ----------------
Basic earnings per share                          $    0.14                                              $    0.07
                                             ---------------                                       ----------------
                                             ---------------                                       ----------------
Diluted earnings per share                        $    0.13                                              $    0.06
                                             ---------------                                       ----------------
                                             ---------------                                       ----------------
Basic - shares used in per share
    computations                                  2,666,707                              316,000         2,982,707
                                             ---------------                     ----------------  ----------------
                                             ---------------                     ----------------  ----------------
Diluted - shares used in per share
    computations                                  2,890,740                              316,000         3,206,740
                                             ---------------                     ----------------  ----------------
                                             ---------------                     ----------------  ----------------

    The accompanying notes are an integral part of this unaudited pro forma financial statement.

SBE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED OCTOBER 31, 1997
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
--------------------------------------------------------------------------------


                                                                                    PRO FORMA
                                                  SBE               LMC             ADJUSTMENTS       PRO FORMA
Net sales                                         $  24,970          $  1,725            $     -         $  26,695
Cost of sales                                        12,152             1,445                  -            13,597
                                             ---------------   ---------------   ----------------  ----------------

        Gross profit                                 12,818               280                  -            13,098

Product research and development                      2,808               146                  -             2,954
Sales and marketing                                   3,834               174                  -             4,008
General and administrative                            3,687                80                  -             3,767
                                             ---------------   ---------------   ----------------  ----------------

        Total operating expenses                     10,329               400                  -            10,729
                                             ---------------   ---------------   ----------------  ----------------

Operating income (loss)                               2,489              (120)                 -             2,369
Interest and other income, net                          762                18                  -               780
                                             ---------------   ---------------   ----------------  ----------------

Income (loss) before income taxes                     3,251              (102)                 -             3,149
Benefit from (provision for) income
    taxes                                                82               (2)                  -                80
                                             ---------------   ---------------   ----------------  ----------------

Net income (loss)                                 $   3,333          $   (104)           $     -         $   3,229
                                             ---------------   ---------------   ----------------  ----------------
                                             ---------------   ---------------   ----------------  ----------------
Basic earnings per share                          $    1.33                                              $    1.15
                                             ---------------                                       ----------------
                                             ---------------                                       ----------------
Diluted earnings per share                        $    1.23                                              $    1.07
                                             ---------------                                       ----------------

Basic - shares used in per share
    computations                                  2,501,786                              316,000         2,817,786
                                             ---------------                     ----------------  ----------------
                                             ---------------                     ----------------  ----------------
Diluted - shares used in per share
    computations                                  2,703,423                              316,000         3,019,423
                                             ---------------                     ----------------  ----------------
                                             ---------------                     ----------------  ----------------


    The accompanying notes are an integral part of this unaudited pro forma financial statement.

SBE, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------


1.     BASIS OF PRESENTATION

       These pro forma condensed combined statements of operations of SBE, Inc. ("SBE" or the "Company") are unaudited and include all adjustments, consisting of normal recurring adjustments, that are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented. The condensed combined statements of operations of the Company include the results of operations of LAN Media Corporation ("LMC"), which the Company acquired on July 14, 2000. The merger was accounted for as a pooling of interests, and accordingly, financial statements presented for all periods have been restated to reflect combined operations.

       The unaudited pro forma condensed combined statements of operations give effect to the pooling as if it had been completed on November 1, 1996.

       Certain information and footnote disclosures normally contained in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed consolidated statements of operations should be read in conjunction with the financial statements and notes contained in the Company's Annual Report on Form 10-K for the year ended October 31, 1999 and the historical financial statements and notes thereto of LMC included herein.


2.     PRO FORMA EARNINGS (LOSS) PER COMMON SHARE

       The pro forma earnings (loss) per common share is based on the weighted average number of common shares of SBE outstanding for each of the three years in the period ended October 31, 1999 plus the 316,000 shares of common stock issued to LMC as if such shares had been issued on November 1, 1996. The dilutive effect of common share equivalents has not been included during the year ended October 31, 1999 since the pro forma combined condensed statement of operations reflect net loss for that period.

(c)  The following exhibits are included with this report:


EXHIBIT NUMBER     EXHIBIT

5.1* Agreement and Plan of Merger, dated as of July 14, 2000, by and among SBE, Inc., Telecom Acquisition Sub, Inc., LAN Media Corporation, and the shareholders of LAN Media Corporation.

5.2* Registration Rights Agreement, dated as of July 14, 2000, by and among SBE, Inc. and the shareholders of LAN Media Corporation.

5.3* Escrow Agreement, dated as of July 14, 2000, by and among SBE, Inc., Ronald C. Crane as agent for the shareholders of LMC, and State Street Bank and Trust Company of California.

5.4* Employment Agreement, dated as of July 14, 2000, by and between Ron Crane and SBE, Inc.

*Previously filed.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       SBE, INC.


Dated:  September _____, 2000          By:  /s/ Timothy J. Repp

                                       -----------------------------------
                                       Timothy J. Repp
                                       Chief Financial Officer and
                                       Vice President, Finance